    As filed with the Securities and Exchange Commission on June 15, 1995

                                             Registration No. 33-

    =========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           RAINBOW TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                                                  95-3745398
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organ-                                Identification Number)
ization)

                1987 NON QUALIFIED STOCK OPTION PLAN, AS AMENDED
                        1987 INCENTIVE STOCK OPTION PLAN
                         RESTATED 1990 STOCK OPTION PLAN
                              (Full title of plans)

                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92718
                                 (714) 450-7300

(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                WALTER W. STRAUB
                         C/O RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92718
                                 (714) 450-7300

(Name, address, including zip code, and telephone number, including area code of agent for service)

                                   COPIES TO:
                             STANLEY MOSKOWITZ, ESQ.
                          MOSKOWITZ ALTMAN & HUGHES LLP
                              52 VANDERBILT AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 953-1121

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
       As soon as practicable after the date this Registration Statement becomes effective.

                               ----------------

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                       CALCULATION OF REGISTRATION FEE (1)
================================================================================
                                      Proposed        Proposed    Amount
    Title of Each                     Maximum         Maximum     of
    Class of           Amount         Offering        Aggregate   Regi-
    Securities to      to be          Price Per       Offering    stration
    be Registered      Registered(2)  unit (3)         Price       Fee
- --------------------------------------------------------------------------------
    Common Stock,
    $.001 par value     750,000        $24.50        $18,365,000    $6,336
================================================================================

(1) Pursuant to General Instruction E to Form S-8, a registration fee is being paid herewith only with respect to the securities being registered hereunder and not those securities previously registered under the registrant's From S-8 (Registration No.33-36692 filed with the Commission on September 4, 1990 and Registration No.33-89408 filed with the Commission on February 13, 1995 (the "Original S-8s")).

(2) This registration statement also includes an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Restated 1990 Stock Option Plan (the "Plan").

(3) Estimated, pursuant to Rule 457(c) and (h), solely for the purpose of calculating the registration fee and based upon the reported closing price of the Common Stock of the Registrant reported on the National Association of Securities Dealers Automated Quotation System on June 12, 1995.

       Pursuant to Rule 429, the prospectus included herein is a combined prospectus which also relates to the Original S-8s.

                 INCORPORATION OF EARLIER REGISTRATION STATEMENT

       This Registration Statement is being filed to register additional securities of the same class as other securities for which the Original S-8s are effective. As permitted by General Instruction E to Form S-8, the contents of the Original S-8s are incorporated herein by reference. The Original S-8s registered 182,000 shares for the 1987 Non-Qualified Stock Option Plan, 496,206 shares for the 1987 Incentive Stock Option Plan and 900,000 shares for the Restated 1990 Stock Option Plan.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 9th of June, 1995.

                                       RAINBOW TECHNOLOGIES, INC.
                                       REGISTRANT

                                       By:/s/ Walter W. Straub
                                          ---------------------------
                                          Walter W. Straub,
                                          President, Chief Executive
                                          Officer and Chairman of the
                                          Board

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter W. Straub and Patrick E. Fevery and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments of and supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Walter W. Straub
- -----------------------------
Walter W. Straub,                          June 9, 1995
President, Chief Executive
Officer and Chairman of the
Board of Directors


/s/ Peter M. Craig
- -----------------------------
Peter M. Craig, Executive                  June 9, 1995
Vice President, Secretary
and Director

/s/ Patrick E. Fevery
- -----------------------------
Patrick E. Fevery,                         June 9, 1995
Vice President and Chief
Financial Officer


/s/ Alan K. Jennings
- -----------------------------
Alan K. Jennings, Director                 June 9, 1995

/s/ Richard P. Abraham
- -----------------------------
Richard P. Abraham, Director               June 9, 1995


/s/ Marvin Hoffman
- -----------------------------
Marvin Hoffman, Director                   June 9, 1995

                        Exhibits

Exhibit No.           Description
No.

 5. (a)   Opinion and Consent of Moskowitz Altman
            & Hughes LLP

23. (a)   Consent of Ernst & Young LLP